Exhibit 99.1

For Immediate Release

Contacts:  Courtney Guertin

Corporate Communications Manager

401-457-9501

courtney.guertin@linmedia.com

Richard Schmaeling, Chief Financial Officer

401-457-9510

richard.schmaeling@linmedia.com

LIN TV Corp. Announces First Quarter 2013 Results

PROVIDENCE, RI, May 9, 2013 — LIN TV Corp. (“LIN Media” or the “Company”; NYSE: TVL), a local multimedia company, today reported results for its first quarter ended March 31, 2013.

Summary of Results for the First Quarter Ended March 31, 2013

•                  Net revenues increased 37% to $141 million, compared to $103.2 million in the first quarter of 2012.

•                  Local revenues, which include net local advertising revenues, retransmission consent fee revenues and television station web site revenues, increased 47% to $99.4 million, compared to $67.7 million in the first quarter of 2012.

•                  Net national revenues increased 28% to $29.5 million, compared to $23.1 million in the first quarter of 2012.

•                  Interactive revenues, which include revenues from LIN Digital (formerly RMM) and Nami Media, increased 29% to $9 million, compared to $7 million in the first quarter of 2012.

•                  Net political revenues were $0.5 million, compared to $2.9 million during the first quarter of 2012.

•                  Operating income was $11.8 million, compared to operating income of $20.5 million in the first quarter of 2012.

•                  Net loss per share was ($0.02), compared to net income per diluted share of $0.08 in the first quarter of 2012.

Commenting on first quarter 2013 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “After achieving record results last year, ad revenue is off to a slower start in 2013. However, retransmission revenues and the continued growth and contribution of our digital business more than offset declines. We are excited about our two recent acquisitions of HYFN and Dedicated Media and their ability to drive synergies and expand our unique portfolio of digital marketing services.”

Operating Highlights

•                  During the first quarter of 2013, the Company operated the number one or number two local news station in 68% of its Big 4 news stations.(1)

•                  Core local and national time sales combined, which excludes political time sales, increased 30% in the first quarter of 2013, compared to the first quarter of 2012.

•                  The automotive category, which represented 25% of local and national advertising sales in the first quarter of 2013, decreased 2%, compared to the first quarter of 2012, during which the automotive category represented 24% of local and national advertising sales.

•                  According to comScore’s March 2013 Media Metrix report, 100% of the Company’s web sites, in comScore measured markets, ranked number one or number two in their local market for unique visitors versus the Company’s measured local

(1)  Average of LIN Media’s February 2013 Nielsen ratings based on Key Demographics. Monday-Friday, Early Morning, Early Evening, Late News. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this release.

broadcast competitors.(2)

•                  According to comScore’s March 2013 Mobile Metrix report, 100% of the Company’s mobile properties, in comScore measured markets, ranked number one or number two in their local market for unique visitors versus their broadcast competitors.(3)

•                  During the first quarter of 2013, the Company delivered 27 million total video impressions and its commitment to continuous news coverage resulted in nearly 10 million minutes of live streaming video.(4)

Sale of Joint Venture and Pending Merger Transaction

On February 12, 2013, the Company, and its wholly-owned subsidiaries LIN Television Corporation (“LIN Television”) and LIN Television of Texas, L.P. (“LIN Texas”) entered into a series of transactions whereby in exchange for a $100 million capital contribution to Station Venture Holdings LLC (“SVH”), the Company’s joint venture with NBCUniversal Media LLC, LIN Texas sold its interest in SVH and the Company was released from certain obligations including its guarantee of the $815.5 million note payable by SVH to General Electric Capital Corporation (the “JV Sale Transaction”).  To fund this contribution, the Company entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under its revolving credit facility.

Concurrent with the closing of the JV Sale Transaction, the Company also entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LIN Media LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of LIN TV Corp. (“LIN LLC”). Pursuant to the Merger Agreement, LIN TV Corp. will be merged with and into LIN LLC with LIN LLC continuing as the surviving entity (the “Merger”).  The Merger, which is subject to shareholder approval (among other closing conditions), is expected to enable LIN LLC to be classified as a partnership for federal income tax purposes, and such change in classification would be treated as a liquidation of LIN TV Corp. for federal income tax purposes with the result that LIN TV Corp. would recognize a gain or loss, as applicable, in its 100% equity interest in LIN Television.

The Merger is expected to generate sufficient capital losses to fully offset the capital gains recognized in the JV Sale Transaction if the price of the Company’s class A common stock at the closing of the Merger is at or below approximately $10.30 per share (based on current aggregate outstanding shares of classes A, B and C of approximately 54.3 million). At closing prices greater than this amount up to approximately $11.85 per share, the Company is expected to consume its remaining net operating losses to fully offset the recognized capital gains. For each added $1.00 per share that the Company’s class A common stock price exceeds approximately $11.85 at closing, the Company expects to incur cash income taxes of approximately $20 million. If the trading price of the Company’s class A common stock price at the effective time of the Merger is at or below $11.85 per share, the Company does not expect to incur any cash income taxes related to the Merger.

In addition, it is possible that, if the trading price of the Company’s class A common stock significantly increases to a price greater than approximately $20.00 per share, the Company would not be able to recognize a capital loss as a result of the merger to use to offset against the capital gain recognized in the JV Sale Transaction.  Furthermore, at the time of the Merger, if the Company’s class A common stock was trading at a price greater than approximately $20.00 per share, it is probable that the board of directors would not consummate the Merger because the Company would be required to pay any resulting tax liabilities from the JV Sale Transaction with cash on hand and available borrowings (which may be insufficient).

Subsequent Events

On May 2, 2013, LIN LLC filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) with respect to the LIN LLC class A common shares that will be issued in the Merger.  The Registration Statement was subsequently amended on May 8, 2013 and also includes a proxy statement to be used by the Company in order to solicit proxies from its stockholders for the approval of the Merger at a special meeting of stockholders.

On April 4, 2013, the Company acquired a 50.1% interest in HYFN, Inc., a full service digital advertising agency that develops and implements mobile, social and web experiences and, on April 9, 2013, the Company acquired a 60% interest in Dedicated Media,

(2)  comScore media metrix data; March 2013 (3 month average).  The basis for comparison is calculated against the Company’s and local broadcast competitors’ self-defined classification from within the comScore dictionary, excluding the television stations acquired from New Vision Television in October 2012 as sites were not launched until Q2 2013.

(3)  comScore mobile metrix data; March 2013.  The basis for comparison is calculated against the Company’s and local broadcast competitors’ self-defined classification from within the comScore dictionary, excluding the television stations acquired from New Vision Television in October 2012 as mobile properties were not launched until Q2 2013.

(4)  Excluding the television stations acquired from New Vision Television in October 2012 as sites were not launched until Q2 2013.

Inc., a leader in multi-channel digital marketing solutions. Total cash consideration for these acquisitions was $12.2 million.

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of March 31, 2013, net of cash, was $929 million, compared to $843.9 million as of December 31, 2012.  Unrestricted cash and cash equivalent balances as of March 31, 2013 were $23.5 million, compared to $46.3 million as of December 31, 2012.

There was $5 million outstanding under the revolving credit facility as of March 31, 2013 and no amounts outstanding as of December 31, 2012.  As of March 31, 2013, $70 million was available for borrowing under the revolving credit facility.  Consolidated net leverage, as defined in the credit agreement governing the senior secured credit facility, was 3.6x as of March 31, 2013, compared to 3.3x as of December 31, 2012.  Other components of cash flow in the first quarter of 2013 include cash capital expenditures of $6.8 million and cash payments for programming of $7.7 million.

Business Outlook

The Company has provided historical quarterly financial information for its continuing operations and other key information on its web site.  Interested parties should go to the Investor Relations section of www.linmedia.com.

The Company expects that net revenues for the second quarter of 2013 will increase in the range of 36% to 39% (or $43 million to $47 million), as compared to net revenues of $121 million in the second quarter of 2012. On a same station basis, the Company expects that net revenues will be flat to up 1% compared to the second quarter of 2012.

The Company expects that its direct operating and selling, general and administrative expenses, which include variable sales-related expenses, will increase in the range of 61% to 64% (or $39.7 million to $41.7 million) in the second quarter of 2013 as compared to reported expenses of $65.3 million in the second quarter of 2012. On a same station basis, the Company expects that direct operating and SG&A expenses will increase in the range of 13% to 15% compared to the second quarter of 2012.

The Company’s current outlook for revenues, expenses and cash flow items for the second quarter of 2013, excluding special items, are anticipated to be in the following ranges:

Second Quarter of 2013
Net broadcast revenues	$140.0 to $142.0 million
Interactive revenues	$21.5 to $22.5 million
Barter/Other revenues	$2.5 to $3.5 million
Total net revenues	$164.0 to $168.0 million
Direct operating and selling, general and administrative expenses(1)	$105.0 to $107.0 million
Station non-cash stock-based compensation expense	$0.5 million
Amortization of program rights	$7.0 to $8.0 million
Cash payments for programming	$8.0 to $8.5 million
Corporate expense(1)	$7.0 to $7.5 million
Corporate non-cash stock-based compensation expense	$2.0 million
Depreciation and amortization of intangibles	$17.0 to $18.0 million
Cash capital expenditures	$10.0 to $12.0 million
Cash interest expense	$13.0 to $13.5 million
Principal amortization of term loans and finance lease obligations	$2.8 million
Cash taxes	$2.0 to $2.3 million
Effective tax rate	38% to 40%

(1) Includes non-cash stock-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see “Forward-Looking Statements” below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its first quarter 2013 results today, May 9, 2013, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-888-438-5448 for U.S. callers and 1-719-325-2144 for international callers.  The call-in pass code is 8331579. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s web site, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay will be accessible via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above.  The telephone replay will be available through May 23, 2013.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance.  Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting. However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts. As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business. The Company makes available reconciliations of its operating income, a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site. In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading “Business Outlook,” includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in interactive, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, general economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt TV broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; risks associated with acquisitions, and the integration of any acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners I, LP and its affiliates, tax impact of the JV Sale Transaction; effects of the Merger, including the potential impact to the value of our stock price leading up to and as a result of the Merger and the potential adverse effect on liquidity if the Merger is not consummated, and other risks discussed in the Company’s Annual Report on Form 10-K, the Registration Statement on Form S-4 filed on May 2, 2013, and later amended on May 8, 2013, and other filings made with the SEC (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is not a solicitation of a proxy from any security holder of the Company. The Merger will be submitted to the Company’s stockholders for their consideration, and in connection with such consideration, the Company and LIN LLC expect to file with the SEC a definitive proxy statement/prospectus to be used to solicit stockholder approval of the Merger, as well as other relevant documents concerning the proposed Merger. On May 2, 2013, the Company filed a Registration Statement on Form S-4 with the SEC containing a preliminary proxy statement/prospectus.  The Registration Statement which was subsequently amended on May 8, 2013, has not yet become effective.  Security holders are urged to read the proxy statement/prospectus, registration statement and any other relevant documents when they become available because they will contain important information about the Company, LIN LLC and the Merger, including its terms and anticipated effect and risks to be considered by the Company’s stockholders in connection with the Merger. The proxy statement/prospectus and other documents relating to the Merger (when they are available) can be obtained free of charge from the SEC’s web site at www.sec.gov. The documents (when they are available) can also be obtained free of charge from the Company on its web site (www.linmedia.com) or upon written request to LIN TV Corp., Attention: Secretary, One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. Information on the Company’s web site does not constitute a part of this press release.

PARTICIPANTS IN THE SOLICITATION

In addition, the Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. A description of any interests that the Company’s officers and directors may have in the Merger is available in the Registration Statement and will be in the final proxy statement/prospectus when it becomes available. Information concerning the Company’s directors and executive officers is also set forth in the Company’s proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 12, 2013 and its Annual Report on Form 10-K, which was filed with the SEC on March 15, 2013. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Investor Relations page on the Company’s web site at www.linmedia.com.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of web sites, apps and mobile products that make it more convenient to access its unique and relevant content on multiple screens.

LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. LIN Media’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media is traded on the NYSE under the symbol “TVL”.

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— financial tables follow —

LIN TV Corp.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share data)

Net revenues	$140,992	$103,200

Operating expenses:
Direct operating	54,568	35,157
Selling, general and administrative	37,298	28,383
Amortization of program rights	7,785	5,219
Corporate	10,271	6,746
General operating expenses	109,922	75,505
Depreciation, amortization and other operating expenses:
Depreciation	11,638	6,759
Amortization of intangible assets	5,429	477
Restructuring	2,132	—
Loss (gain) from asset dispositions	95	(1)
Operating income	11,776	20,460

Other expense:
Interest expense, net	13,871	10,370
Share of loss in equity investments	—	91
Loss on extinguishment of debt	—	2,099
Other income, net	(24)	(13)
Total other expense, net	13,847	12,547

(Loss) income before (benefit from) provision for income taxes	(2,071)	7,913
(Benefit from) provision for income taxes	(1,051)	2,798
(Loss) income from continuing operations	(1,020)	5,115
Discontinued operations:
Loss from discontinued operations, net of a loss from the sale of discontinued operations of $372 for the three months ended March 31, 2012 and a benefit from income taxes of $659 for the three months ended March 31, 2012	—	(1,231)
Net (loss) income	(1,020)	3,884
Net (loss) income attributable to noncontrolling interests	(164)	(382)
Net (loss) income attributable to LIN TV Corp.	$(856)	$4,266

Basic (loss) income per common share attributable to LIN TV Corp.:
(Loss) income from continuing operations attributable to LIN TV Corp.	$(0.02)	$0.10
Loss from discontinued operations, net of tax	—	(0.02)
Net (loss) income attributable to LIN TV Corp.	$(0.02)	$0.08

Weighted-average number of common shares outstanding used in calculating basic (loss) income per common share	51,910	56,184

Diluted (loss) income per common share attributable to LIN TV Corp.:
(Loss) income from continuing operations attributable to LIN TV Corp.	$(0.02)	$0.10
Loss from discontinued operations, net of tax	—	(0.02)
Net (loss) income attributable to LIN TV Corp.	$(0.02)	$0.08

Weighted-average number of common shares outstanding used in calculating diluted (loss) income per common share	51,910	57,512

 LIN TV Corp.

Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$23,500	$46,307
Accounts receivable, less allowance for doubtful accounts (2013 - $3,243; 2012 - $3,599)	115,130	126,150
Deferred income tax assets	4,468	—
Other current assets	6,846	7,699
Total current assets	149,944	180,156
Property and equipment, net	239,039	243,595
Deferred financing costs	18,896	19,135
Goodwill	189,138	189,138
Broadcast licenses, net	536,515	536,515
Other intangible assets, net	54,483	59,686
Other assets	13,364	13,189
Total assets	$1,201,379	$1,241,414

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$11,279	$10,756
Accounts payable	9,431	18,955
Income taxes payable	163,142	766
Accrued expenses	58,121	153,246
Deferred income tax liabilities	—	168,219
Program obligations	9,679	10,770
Total current liabilities	251,652	362,712
Long-term debt, excluding current portion	941,214	879,471
Deferred income tax liabilities	49,380	40,556
Program obligations	4,021	4,281
Other liabilities	41,753	42,716
Total liabilities (a)	1,288,020	1,329,736

Commitments and Contingencies

Redeemable noncontrolling interest	3,099	3,242

Stockholders’ deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized, Issued: 35,815,556 and 35,672,528 shares as of March 31, 2013 and December 31, 2012, respectively Outstanding: 30,867,897 and 30,724,869 shares as of March 31, 2013 and December 31, 2012, respectively	315	313
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,401,726 shares as of March 31, 2013 and December 31, 2012, issued and outstanding; convertible into an equal number of shares of class A or class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of March 31, 2013 and December 31, 2012, issued and outstanding; convertible into an equal number of shares of class A common stock	—	—
Treasury stock, 4,947,659 shares of class A common stock as of March 31, 2013 and December 31, 2012, at cost	(21,984)	(21,984)
Additional paid-in capital	1,132,110	1,129,691
Accumulated deficit	(1,165,291)	(1,164,435)
Accumulated other comprehensive loss	(35,125)	(35,384)
Total stockholders’ deficit	(89,740)	(91,564)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$1,201,379	$1,241,414

LIN TV Corp.

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2013	2012
	(in thousands)
OPERATING ACTIVITIES:
Net (loss) income	$(1,020)	$3,884
Loss from discontinued operations	—	1,231
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	11,638	6,759
Amortization of intangible assets	5,429	477
Amortization of financing costs and note discounts	896	561
Amortization of program rights	7,785	5,219
Cash payments for programming	(7,707)	(5,572)
Loss on extinguishment of debt	—	871
Share of loss in equity investments	—	91
Deferred income taxes, net	(1,237)	2,606
Stock-based compensation	1,941	1,548
Loss (gain) from asset dispositions	95	(1)
Other, net	428	436
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	11,020	5,882
Other assets	(710)	(1,250)
Accounts payable	(9,524)	(4,218)
Accrued interest expense	4,020	1,798
Other liabilities and accrued expenses	(1,222)	(2,665)
Net cash provided by operating activities, continuing operations	21,832	17,657
Net cash used in operating activities, discontinued operations	—	(1,140)
Net cash provided by operating activities	21,832	16,517

INVESTING ACTIVITIES:
Capital expenditures	(6,798)	(5,450)
Change in restricted cash	—	255,159
Proceeds from the sale of assets	13	—
Capital contribution to joint venture with NBCUniversal	(100,000)	—
Shortfall loans to joint venture with NBCUniversal	—	(595)
Net cash (used in) provided by investing activities, continuing operations	(106,785)	249,114
Net cash provided by investing activities, discontinued operations	—	6,314
Net cash (used in) provided by investing activities	(106,785)	255,428

FINANCING ACTIVITIES:
Net proceeds from exercises of employee and director stock-based compensation	501	173
Proceeds from borrowings on long-term debt	85,000	—
Principal payments on long-term debt	(22,840)	(276,695)
Payment of long-term debt issue costs	(515)	(199)
Treasury stock purchased	—	(629)
Net cash provided by (used in) financing activities	62,146	(277,350)

Net decrease in cash and cash equivalents	(22,807)	(5,405)
Cash and cash equivalents at the beginning of the period	46,307	18,057
Cash and cash equivalents at the end of the period	$23,500	$12,652